SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

_________________

November 18, 2004

Date of Report (Date of earliest event reported)

    U.S. Energy Systems, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-10238	52-1216347
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
Incorporation)

One North Lexington Avenue
White Plains, NY	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,including area code: (914) 993-6443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          []      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          []      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          []      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          []      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01   Changes in Registrant’s Certifying Accountant.

        This amendment amends our Current Report on Form 8-K filed with the SEC on November 23, 2004.

        On November 18, 2004, we received a letter from Kostin, Ruffkess & Company, LLC, our independent registered public accounting firm ( “Kostin”), stating that Kostin intended “to withdraw from audit work in the public company arena.” Kostin indicated at that time that it intended to audit our consolidated financial statements for the year ending December 31, 2004.

        Kostin’s reports on our consolidated financial statements for each of the years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2004 and 2003 and the subsequent interim period through June 10, 2005, there were no disagreements with Kostin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Kostin, would have caused it to make a reference thereto in its reports on our financial statements for such periods.

        We requested that Kostin furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not they agreed with the above statements. A copy of such letter, dated June 15, 2005, indicating their agreement with our statements above, is filed as Exhibit 16.1 to this Form 8-K/A.

        On May 31, 2005, we filed an amendment to our Annual Report on Form 10-K for the year ended December 31, 2004 and on June 10, 2005, we filed amendments (the "Quarterly Amendments") to our Quarterly Reports on Form 10-Q for the periods ended June 30, 2004 and September 30, 2004. Kostin ceased to serve as a principal auditor of US Energy at the time we filed the Quarterly Amendments.

Section 9 – Financial Statements and Exhibits.

Item 9.01 — Financial Statements and Exhibits

(c)     Exhibits.

Exhibit No.          Title

16.1                       Letter from the Kostin to the Securities and Exchange
                              Commission dated June 15, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc. By: /s/ Henry N. Schneider Henry N. Schneider, Interim President

Dated: June 15, 2005